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                                                                   EXHIBIT 21

    As of December 31, 1996, the Registrant had three wholly owned subsidiaries, OnBank & Trust Co., a New York trust company, OnBank, a New York savings bank, and Franklin First Savings Bank, a Pennsylvania savings bank.















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